                                        Viacom/Paramount and Viacom/Paramount/Blockbuster
                                                   Unaudited Pro Forma Combined
                                                Ratio of Earnings to Fixed Charges
                                               For the Year Ended December 31, 1993
                                                   (In millions, except ratios)

                                    Viacom                            Offer and
                          ------------------------------              Paramount                           Blockbuster   Viacom/
                                   Pro Forma              Pro Forma    Merger      Viacom/    Pro Forma     Merger     Paramount/
                          Viacom  Adjustments  Pro Forma  Paramount  Adjustments  Paramount  Blockbuster  Adjustments  Blockbuster
                          ------  -----------  ---------  ---------  -----------  ---------  -----------  -----------  -----------
Earnings before income
  taxes.................  $301.8         $8.9     $310.7     $243.9      ($393.1)    $161.5       $360.4      ($121.0)      $400.9

Add:
  Distributed income
    of affiliated
    companies...........    13.4       ($12.0)       1.4         --                     1.4           --                       1.4

  Distributed income of
    affiliated
    companies, net of
    equity pick-up......      --                      --       (9.5)                   (9.5)                                  (9.5)

  Interest expense, net
    of capitalized
    interest............   154.2         (8.9)     145.3       76.0        249.3      470.6         98.7                     569.3

  Capitalized interest
    amortized...........     2.1                     2.1        6.2                     8.3           --                       8.3

  Interest rate factor
    of rental expense...    24.7                    24.7       33.8                    58.5         60.4                     118.9

   Preferred stock
     dividends of
     majority-owned
     subsidiaries.......      --                      --         --                      --          0.8                       0.8
                          ------------------------------  ---------  -----------  ---------  -----------  -----------  -----------
Earnings................  $496.2       ($12.0)    $484.2     $350.4      ($143.8)    $690.8       $520.3      ($121.0)    $1,090.1
                          ==============================  =========  ===========  =========  ===========  ===========  ===========

Fixed Charges:
  Interest costs on all
    indebtedness........  $154.5        ($8.9)    $145.6      $82.4       $249.3     $477.3        $98.7           --       $576.0
  Interest rate factor
    of rental expense...    24.7                    24.7       33.8                    58.5         60.4           --        118.9
  Preferred stock
    dividends of
    majority-owned
    subsidiaries........      --                      --         --                      --          0.8           --          0.8
                          ------------------------------  ---------  -----------  ---------  -----------  -----------  -----------
Total fixed charges.....   179.2         (8.9)     170.3      116.2        249.3      535.8        159.9           --        695.7
  Preferred stock
    dividend requirement    22.4        130.2      152.7                              152.6                     (51.0)       101.6
Total fixed charges and
  preferred stock         ------------------------------  ---------  -----------  ---------  -----------  -----------  -----------
  dividend requirements.  $201.6       $121.3     $322.9     $116.2       $249.3     $688.4       $159.9       ($51.0)      $797.3
                          ==============================  =========  ===========  =========  ===========  ===========  ===========

Ratio of earnings to
  fixed charges.........    2.8x                    2.8x       3.0x                    1.3x         3.3x                      1.6x
                          ======               =========  =========               =========  ===========               ===========

Ratio of earning to
  fixed charges and
  preferred stock
  dividend requirements.    2.5x                    1.5x       3.0x                    1.0x         3.3x                      1.4x
                          ======               =========  =========               =========  ===========               ===========